Exhibit 99.2

Execution Version

CONFIDENTIAL

ROLLOVER AND VOTING AGREEMENT

THIS ROLLOVER AND VOTING AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of October 22, 2017 by and between Osteon Holdings, L.P., a Delaware limited partnership (“Parent”), on the one hand, and the shareholders of the Company whose names are set forth on Exhibit A-1 hereto (the “Shareholders”), on the other hand.

WHEREAS, concurrently with the execution of this Agreement, Exactech, Inc., a Florida corporation (the “Company”), Parent and Osteon Merger Sub, Inc., a Florida corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly owned direct or indirect subsidiary of Parent on the terms, and subject to the conditions, set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of the number of (a) shares of Company Common Stock set forth opposite such Shareholder’s name on Schedule A-1 hereto (all such shares of Company Common Stock, together with any other equity securities of the Company, the power to dispose of or the voting power over which is acquired by any Shareholder during the period from and including the date hereof through and including the Expiration Date (including, but not limited to, any shares of Company Common Stock acquired upon exercise of any Company Stock Options and any Company Restricted Shares, in each case, that vest before or during such period), collectively, the “Subject Shares”) and (b) shares of Company Common Stock underlying the Company Stock Options set forth opposite such Shareholder’s name on Schedule A-1 hereto (such Company Stock Options, together with any other Company Stock Options acquired by the Shareholder during the period from and including the date hereof through and including the Expiration Date, collectively, the “Subject Options”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, each Shareholder set out in Schedule A-2 hereto (a “Rollover Investor”) desires to contribute the shares set forth opposite the name of such Shareholder on Schedule A-2 hereto (the “Rollover Shares”) to Parent in exchange for such number of newly issued equity interests of Parent (the “Parent Interests”) set forth opposite the name of such Shareholder on Schedule A-2 hereto;

WHEREAS, the Shareholders are contributing their Rollover Shares to Parent in exchange for Parent Interests with the intent that such contribution transactions shall each be treated as a tax-free contribution under section 351 of the Code and, in connection with such intent, the Shareholders understand that Parent will be converted into a Delaware corporation (or a Delaware limited liability company that has elected to be treated as a corporation for U.S. federal income tax purposes with an effective date no later than the date of the Contribution Closing) prior to the Contribution Closing; and

WHEREAS, as a condition to and as an inducement to Parent’s willingness to enter into the Merger Agreement, the Shareholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)	“Constructive Sale” shall mean, with respect to any Subject Shares or Subject Options, a short sale with respect to such Subject Shares or Subject Options, entering into or acquiring an offsetting derivative contract with respect to such Subject Shares or Subject Options, entering into or acquiring a future or forward contract to deliver such Subject Shares or Subject Options, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Shares or Subject Options.

(b)	“Deemed Converted Shares” shall mean, with respect to any point in time, the amount of shares of Company Common Stock that would be acquired by a Shareholder if such Shareholder exercised his or her Subject Options at such time.

(c)	“Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII of the Merger Agreement, and (c) the mutual written agreement of each of the parties hereto to terminate this Agreement.

(d)	“Transfer” shall mean, with respect to any Subject Shares or Subject Options, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Subject Shares or Subject Options (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Shares or Subject Options (other than pursuant to this Agreement), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

SECTION 2. Transfer of Shares.

(a)	Transfer of Shares. Each Shareholder hereby agrees that, except as set forth in, and pursuant to, Section 4 of this Agreement, at all times during the period commencing on the date hereof until the Expiration Date, such Shareholder shall not cause or permit any Transfer of any of such Shareholder’s Subject Shares or Subject Options or discuss, negotiate or make an offer or enter into an agreement, commitment or other arrangement regarding any Transfer of any of such Subject Shares or Subject Options.

(b)	Transfer of Voting Rights. Except as otherwise permitted by this Agreement, each Shareholder hereby agrees that, at all times commencing on the date hereof until the Expiration Date, such Shareholder shall not deposit, or permit the deposit of, any of such Shareholder’s Subject Shares or Subject Options in a voting trust, grant any proxy or power of attorney in respect of such Shareholder’s Subject Shares or Subject Options, or enter into any voting agreement or similar arrangement, commitment or understanding with respect to such Shareholder’s Subject Shares or Deemed Converted Shares in violation of this Agreement.

SECTION 3. Agreement to Vote Subject Shares.

(a)	Until the Expiration Date, and except in the circumstance where an Adverse Recommendation Change shall have occurred and be continuing, at every meeting of shareholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of shareholders of the Company with respect to any of the following, each Shareholder agrees that it shall, or shall cause its nominee holder of record on any applicable record date to, vote the Subject Shares that such Shareholder is eligible to vote, and deliver a written consent in respect of such Shareholder’s Subject Shares, at any applicable general or special meeting of the shareholders of the Company:

(i)	in favor of (y) adoption of the Merger Agreement and approval of the Merger, and (z) each of the actions contemplated by the Merger Agreement in respect of which approval of the Company’s shareholders is requested; and

(ii)	against (y) any proposal or action submitted to the Company’s shareholders for their consideration and vote that would constitute, or could reasonably be expected to result in, a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Shareholder under this Agreement or otherwise reasonably would be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, and (z) any Alternative Proposal or any proposal relating to an Alternative Proposal;

(b)

If a Shareholder fails to vote his, her or its Subject Shares in accordance with Section 3(a) prior to five Business Days before a shareholder meeting or any other vote taken of the Company’s stockholders (such event a “Proxy Trigger”), then such Shareholder hereby appoints Parent and any designee of Parent, and each of them individually, as his, her or its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent (as applicable) with respect to the Subject Shares in accordance with Section 3(a) at such meeting or vote. This springing proxy and power of attorney is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy and power of attorney granted by such Shareholder shall be irrevocable after the Proxy Trigger, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Shareholder with respect to the Subject Shares. Such springing proxy shall be executed and shall be irrevocable upon a Proxy Trigger in accordance with the provisions of Section 607.0722 of the FBCA. If a power of attorney is granted by such Shareholder herein, it will be a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Shareholder. The springing proxy and power of attorney granted hereunder shall terminate upon the Expiration Date. Upon a Proxy Trigger, the vote of Parent (or its designee) as proxyholder shall control in any conflict between the vote by such proxyholder of such Shareholder’s Subject Shares and a purported vote by such Shareholder of such Subject Shares.

(c)	Prior to the Expiration Date, each Shareholder covenants not to enter into any understanding or agreement with any person to vote or give instructions with respect to such Shareholder’s Subject Shares in any manner inconsistent with this Section 3.

(d)	Until the Expiration Date, in the event that any meeting of the shareholders of the Company is held with respect to any of the matters specified in Section 3(a)(i) or Section 3(a)(ii) above (and at every adjournment or postponement thereof), each Shareholder covenants that it shall, or shall cause the holder of record of such Shareholder’s Subject Shares on each record date relevant to such a shareholder vote with respect to such specified matters to, appear at such meeting or otherwise cause such Shareholder’s Subject Shares that are eligible to be voted at such shareholder meeting to be counted as present thereat for purposes of establishing a quorum.

(e)	This Agreement is a “shareholders’ agreement” created under Section 607.0731 of the FBCA, and the voting provisions in this Agreement may be specifically enforced by any party hereto pursuant to Section 607.0731 of the FBCA.

SECTION 4.    Contribution and Rollover of Shares.

(a)

Contribution of Shares. Subject to the conditions set forth herein, at the Contribution Closing (as defined below), each Rollover Investor shall contribute, assign, transfer and deliver to Parent the Rollover Shares held by him, her or it in the amount set forth opposite such Rollover Investor’s name on Schedule A-2 hereto, free and clear of any Lien. Other than the Rollover Shares, all other Subject Shares and Subject Options owned by each Rollover Investor shall be treated at the Effective Time and upon consummation of the Merger as set forth in the Merger Agreement and shall not be affected by the provisions of this Agreement. The parties agree that the contribution of such Rollover Shares to Parent is intended to be treated as a tax-free contribution under section 351 of the Code. None of the Parent or the Shareholders, or any of their respective Affiliates, will take any Tax reporting position or any position in any Tax audit that is inconsistent with such intended tax treatment of the contribution transaction except upon a contrary final determination by an applicable Taxing authority.

(b)	Issuance of Parent Interests. As consideration for the contribution, assignment, transfer and delivery of the Rollover Shares to Parent pursuant to Section 4(a), at the Contribution Closing (as defined below), Parent shall issue Parent Interests in the name of each Rollover Investor (or, if designated by such Rollover Investor in writing, in the name of an Affiliate of such Rollover Investor) in the amount set forth opposite such Rollover Investor’s name on Schedule A-2. The Parent Interests shall be the only class and series of securities authorized or issuable by Parent in connection with the Merger and the transactions related thereto, other than securities which are junior in all respects to the Parent Interests, and the rights of the Rollover Investors in and with respect to Parent will be pari passu with all other owners of Parent, including the Fund (as defined in the Merger Agreement), except as expressly set forth in the Shareholders’ Agreement. Each Rollover Investor hereby acknowledges and agrees that (i) delivery of such Parent Interests shall constitute complete satisfaction of all obligations towards or sums due to such Rollover Investor by Parent with respect to the applicable Rollover Shares being contributed, assigned, transferred or delivered, and (ii) on receipt of such Parent Interests, such Rollover Investor shall have no right to any Merger Consideration with respect to the Rollover Shares contributed to Parent by such Rollover Investor.

(c)	Parent Shareholders’ Agreement. At the Contribution Closing (as defined below), each Rollover Investor will become party to a Shareholders’ Agreement of Parent containing the terms, amongst others, set forth on Schedule A-3 hereto, which Shareholders’ Agreement shall be acceptable to such Rollover Investor (acting reasonably and in good faith).

(d)	Closing. The closing of the contribution and exchange contemplated hereby (the “Contribution Closing”) shall take place immediately prior to the Closing.

(e)	Deposit of Rollover Shares. No later than five (5) Business Days prior to the date of the Contribution Closing, the Rollover Investors and any agent of such Rollover Investors holding certificates evidencing any Rollover Shares shall deliver or cause to be delivered to Parent all certificates representing Rollover Shares as set forth on Schedule A-2 hereto in such Persons’ possession, (i) duly endorsed for transfer or (ii) with executed stock powers, both reasonably acceptable in form to Parent and sufficient to transfer such shares to Parent, for disposition in accordance with the terms of this Agreement (the “Share Documents”). The Share Documents shall be held by Parent or any agent authorized by Parent in trust for the benefit of the Rollover Investors until the Contribution Closing.

(f)	Irrevocable Election. The execution of this Agreement by the Rollover Investors evidences, subject to Section 11, (i) the irrevocable election and agreement by the Rollover Investors to contribute their respective Rollover Shares as set forth in Schedule A-2 hereto in exchange for Parent Interests at the Contribution Closing on the terms and conditions set forth herein and (ii) the irrevocable agreement by Parent to issue the Parent Interests to the Rollover Investors as set forth on Schedule A-2.

SECTION 5. No Ownership Interest; No Inconsistent Actions.

(a)	Nothing contained in this Agreement shall be deemed to, prior to the contribution contemplated by Section 4(a), vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholders, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct any Shareholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein, or (b) in the performance of any Shareholder’s duties or responsibilities as shareholders or officers or directors, as the case may be, of the Company.

(b)	Each Shareholder shall not, and shall cause its Affiliates (which for the avoidance of doubt, does not include the Company) not to, (i) form a “group” (within the meaning of Regulation 13D under the Exchange Act) with any third party (meaning, for this purpose, any Person other than Parent, Merger Sub, the Company, the other Shareholders or any other shareholder of the Company who has executed a voting and/or rollover agreement with Parent or any of its Affiliates relating to the Merger Agreement and the transactions contemplated thereby) concerning the Company or its securities, or the Merger Agreement or the transactions contemplated thereby, (ii) make or in any way participate in any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of the Company, or make or propose any shareholder proposal under Rule 14a-8 under the Exchange Act with respect to the Company, or seek to call any special meeting of the shareholders of the Company, (iii) make any Alternative Proposal or any other proposal for an extraordinary transaction involving the Company (including a dividend, distribution, self-tender, stock buy back, spin-off or split-off) or (iv) issue on such Shareholder’s own behalf any press release or make any other public statement with respect to the Company, Parent, Merger Sub, any Parent Related Party, the Merger Agreement, any other agreement entered into in connection with the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or the other agreements entered into in connection with the Merger Agreement, without the prior consent of Parent, except in the case of this clause (v) as may be required by applicable Law.

SECTION 6. No Solicitation. Each Shareholder hereby represents and warrants that such Shareholder has read Section 5.04 of the Merger Agreement. In addition, such Shareholder, subject to Section 10 of this Agreement, agrees not to, directly or indirectly, take any action that would violate Section 5.04 of the Merger Agreement if such

Shareholder were deemed a “Representative” of the Company for purposes of such Section 5.04 of the Merger Agreement; provided that a Shareholder who is a director or officer of the Company shall not be in breach of this Section 6 or any other provision of this Agreement for taking any action in such Shareholder’s capacity as a director or officer of the Company that such Shareholder reasonably believes is necessary in the performance by such Shareholder of its fiduciary duties in his or her capacity as a director of officer of the Company.

SECTION 7. Representations, Warranties and Other Agreements of Shareholders. Each Shareholder hereby represents and warrants to Parent, severally and not jointly, and solely as to itself and its Subject Shares, as follows:

(a)	(i) such Shareholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Shares and Subject Options set forth opposite its name on Schedule A-1, (ii) such Shareholder or its Affiliates has sole voting power, and sole power of disposition, in each case either individually or through such Shareholder’s representatives, with respect to all of its Subject Shares, (iii) the Subject Shares and Subject Options owned by such Shareholder are all of the equity securities of the Company owned, either of record or beneficially, by such Shareholder as of the date hereof (other than equity securities of the Company held in family trusts), (iv) the Subject Shares owned by such Shareholder are free and clear of all Liens, other than Permitted Liens, any Liens created by this Agreement, the underlying agreements pursuant to which such shares were issued (if any) or as imposed by applicable securities Laws and (v) such Shareholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares;

(b)	such Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement applicable to such Shareholder;

(c)	such Shareholder agrees not to bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which alleges that (i) the execution and delivery of this Agreement by such Shareholder and the granting of any proxies to be delivered in connection with the execution of the Merger Agreement are invalid, or (ii) the approval of the Merger Agreement by the Company Board breaches any fiduciary duty of the Company Board or any member thereof;

(d)	the execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law or any contract to which such Shareholder is a party or which is binding on such Shareholder or such Shareholder’s Subject Shares or Subject Options, and will not result in the creation of any Lien on any of such Shareholder’s Subject Shares or Subject Options;

(e)	this Agreement has been duly executed by such Shareholder and constitutes the valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

(f)	the execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by such Shareholder, (i) except for any applicable requirements, if any, of the Exchange Act, and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Shareholder of such Shareholder’s obligations under this Agreement in any material respect;

(g)	such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and agreements of such Shareholder contained herein;

(h)	there is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or, to such Shareholder’s knowledge, threatened against or affecting the Shareholder or any of its Subject Shares or Subject Options or such Shareholder’s ability to perform its obligations under this Agreement or the Merger Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Shareholder or any of its Subject Shares or Subject Options and affecting such Shareholder’s ability to perform its obligations under this Agreement or the Merger Agreement; and

(i)	each Rollover Investor:

(i)	is acquiring the Parent Interests for investment for his, her or its own account and not with a view to, or for sale in connection with, any distribution thereof;

(ii)	either alone or together with his, her or its advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Parent Interests and is capable, without impairing such Rollover Investor’s financial condition, of bearing the economic risks of such investment, including the risk of the complete loss thereof, for an indefinite period of time;

(iii)	either alone or together with his, her or its advisors, has been given the opportunity to examine all documents and to ask such questions as he, she or it has deemed necessary of, and to receive answers from, Parent and its representatives concerning the terms and conditions of the investment in the Parent Interests, the merits and risks of owning the Parent Interests and related matters and to obtain all additional information which such Rollover Investor and his, her or its advisors deem necessary;

(iv)	has been advised to discuss with his, her or its own counsel the meaning and legal consequences of such Rollover Investor’s representations and warranties in this Agreement and the transactions contemplated hereby;

(v)	has relied only on his, her or its own tax advisor and not Parent, the other Stockholders, the Company or any of their respective advisors, with respect to United States federal, state, local, foreign and other tax consequences arising from such Rollover Investor’s acquisition, ownership and disposition of the Parent Interests;

(vi)	understands and acknowledges that the Parent Interests acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein;

(vii)	understands and acknowledges that the issuance of the Parent Interests will not have been registered under the Securities Act or any other applicable securities laws (including such Laws of jurisdictions other than the United States), and, therefore, after issuance such Parent Interests cannot be sold except in compliance with the Securities Act, such other applicable securities or “blue sky” laws and that, accordingly, it may not be possible for such Rollover Investor to sell the Parent Interests in case of emergency or otherwise; and

(viii)	is an “accredited investor,” as that term is defined in Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Parent Interests.

SECTION 8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholders as follows:

(a)	Parent (i) has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its formation; (ii) has the requisite organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted (or otherwise contemplated); and (iii) is duly qualified to transact business in all jurisdictions where it is required to be so qualified, except where the lack of such qualification, individually or in the aggregate, would not be material.

(b)	Parent has the full power and authority to execute, deliver and perform this Agreement and to issue the Parent Interests hereunder, and the issuance of the Parent Interests and Parent’s execution, delivery and performance of this Agreement has been authorized by all necessary action on its behalf, and this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity;

(c)	The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law, Parent’s governing documents, or any contract to which Parent is a party or which is binding on Parent;

(d)	The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by Parent (other than in connection with the conversion of Parent to a corporation, if applicable, in accordance with Section 8(h) below of this Agreement or any filings with the SEC or as otherwise noted in the Merger Agreement);

(e)	The Parent Interests, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all Liens, other than as applicable to the Parent Interests or the holders thereof under applicable federal and state securities Laws; and

(f)	The Rollover Investors will acquire Parent Interests pursuant to this Agreement for the same price per Parent Interest as the Fund is acquiring its equity interests of Parent in connection with the Merger (valuing the Rollover Shares based on the Merger Consideration), and other than such equity interests, the Fund and its Affiliates will not directly or indirectly own any equity or debt securities (or rights, options or warrants to purchase any such equity or debt securities) of Parent or its Affiliates, including the Company, at Closing or otherwise in connection with the Merger.

(g)	Parent was formed solely for purposes of consummating and facilitating the Merger and future indirect ownership, expansion and management of the Company and its business.

(h)	The transactions set forth in Section 4 as well as the capitalization by the Fund of Parent will be undertaken pursuant to the same plan, with the intent that the contribution of such Rollover Shares to Parent is intended to be treated as a tax-free contribution under section 351 of the Code.

(i)	Parent will be converted into a Delaware corporation (or a Delaware limited liability company that has elected to be treated as a corporation for U.S. federal tax purposes with an effective date no later than the date of the Contribution Closing) prior to both the capitalization by the Fund of Parent and the Contribution Closing.

(j)	From the date of its status as a corporation for U.S. federal tax purposes (i.e. the date that Parent converts under local law to be a corporation or the effective date of an election by Parent to be treated as a corporation for U.S. federal tax purposes) and through the date of the Contribution Closing, Parent has and will have only one class of common voting equity interests issued and outstanding and will have no other class of voting or nonvoting equity interests outstanding. Parent does not have, and will not have as of the date of the Contribution Closing, any plan or intent to issue any equity interest in Parent that would reasonably be expected to result in the contribution of the Rollover Shares by the Rollover Investor to Parent as a transaction that is not a tax-free contribution under Section 351 of the Code. Immediately following the capitalization by the Fund of Parent and the transactions set forth in Section 4, Fund and the Rollover Investors collectively will own at least 80% of each class of issued and outstanding equity interests in Parent.

SECTION 9. Consent. Each Shareholder on behalf of itself only consents to and authorizes the Company, Parent and their respective Affiliates (and Parent authorizes the Company and its Affiliates) to (a) publish and disclose in the Proxy Statement, Schedule 13E-3, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, such Shareholder’s identity and ownership of Subject Shares and Subject Options and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger.

SECTION 10. Shareholder Capacity. Subject to any obligations of such Shareholder under Section 3 or Section 4 hereof, to the extent that any Shareholder is an officer or director of the Company or any Company Subsidiaries, nothing in this Agreement shall be construed as preventing, limiting or otherwise affecting any actions taken or not taken by such Shareholder in its capacity as an officer or director of the Company or any Company Subsidiaries or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of such Shareholder acting in its capacity as an officer or director), and none of such actions (or determinations not to take any action) in such other capacities shall in and of itself be deemed to constitute a breach of this Agreement.

SECTION 11. Termination. Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by each Shareholder hereunder automatically shall terminate and be of no further force or effect as of the Expiration Date; provided, however, (a) Section 15 shall survive any termination or expiration of this Agreement, (b) any such termination shall not relieve any party from liability for any willful breach of its obligations hereunder prior to such termination, and (c) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach.

SECTION 12. Appraisal Rights. To the extent permitted by applicable law, the Shareholder (i) irrevocably waives and agrees not to exercise any rights (including, without limitation, under Sections 607.1301 to 607.1333 of the FBCA) to demand appraisal of any of the Subject Shares or rights to dissent from the Merger that the Shareholder may have and (ii) agrees not to commence or participate in, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, any Parent Related Party, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Shareholder for any breach of this Agreement by Parent or its Affiliates.

SECTION 13. Termination of Shareholders’ Agreement. The Shareholders set forth on Schedule A-4 hereto (the “Family Shareholders”) acknowledge that (i) they are parties to the Shareholders Agreement of the Company, dated as of November 30, 1992, as amended from time to time (the “Shareholders Agreement”), (ii) the Closing is an “event that reduces the number of Shareholders to one” as described in Section 17(b) of the Shareholders Agreement, (iii) the Shareholders Agreement shall terminate and be of no further force and effect as of the Closing and (iv) the Family Shareholders hereby waive any rights they may have pursuant to the Shareholders Agreement, including pursuant to Sections 2, 3, 6, 7, 10 or 18 thereof that relate to the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

SECTION 14. Further Assurances.

(a)	Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement. Without limiting the generality of the foregoing, (i) each Rollover Investor agrees, upon the request of Parent, to make a pledge of, or provide Parent with any other security interest in, such Rollover Investor’s Rollover Shares to secure the obligations of such Rollover Investor under this Agreement and (ii) each Family Shareholder agrees to execute and deliver any additional documents and take any additional actions as are required to terminate the Shareholders Agreement.

(b)	Each Shareholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Company Common Stock or Company Stock Options acquired by such Shareholder after the date hereof which are not set forth on Schedule A-1 hereto, and that such subsequently acquired Company Common Stock or Company Stock Options shall be considered Subject Shares or Subject Options (as applicable).

SECTION 15. Miscellaneous.

(a)	Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)	Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of any other party’s obligations to comply with its representations, warranties, covenants and agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder (or any delay in asserting any such breach) shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder or in any other context.

(c)	Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance is to be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

(d)	Assignment; Benefit; No Third Party Beneficiaries. Except as expressly permitted by the terms hereof, no party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party hereto, and any attempted assignment without such prior written approval shall be void; provided, however, that any assignment of this Agreement to an Affiliate of Parent to whom the Merger Agreement is assigned in accordance with Section 9.11 of the Merger Agreement shall not require the consent of any Shareholder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns including, without limitation, the Delaware corporation that Parent will convert into prior to the Contribution Closing. This Agreement is not intended to, and shall not be deemed to, confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, or to create any agreement of employment with any person or otherwise create any third party beneficiary hereto.

(e)	Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f)	Specific Performance; Injunctive Relief. The parties agree that irreparable damage would occur to Parent in the event that any provision of this Agreement were not performed by each Shareholder in accordance with the specific terms hereof, and that Parent shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity. Each Shareholder agrees that it will not assert as a defense to the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.

(g)	Governing Law. This Agreement, including all matters of construction, validity and performance and any action or proceeding (whether in contract, tort, equity or otherwise) arising out of this Agreement or any of the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws of the State of Florida.

(h)	Jurisdiction and Venue. Each of the parties hereto hereby (i) consents to submit itself to the personal jurisdiction of any state or federal court located within the State of Florida for the purpose of any suit, action or proceeding (whether, in contract, tort, equity or otherwise) relating to this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any suit, action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.

(i)	Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 15(i).

(j)	No Agreement Until Transaction Documents Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

(k)	Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by facsimile or electronic mail, as long as a hard copy is delivered utilizing a next-day service by a recognized next-day courier; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to: c/o TPG Capital, L.P. 301 Commerce Street Suite 3300 Fort Worth, TX 76102
Facsimile:	(415) 438-6893
Email: afliss@tpg.com
Attention:	Adam Fliss

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
Three Embarcadero Center San Francisco, California 94111
Facsimile:	(415) 315-4876
(415) 315-6013
Email:	jason.freedman@ropesgray.com
paul.scrivano@ropesgray.com
Attention:	Jason S. Freedman
Paul S. Scrivano

If to any Shareholder: to such Shareholder’s address for notice set forth on Schedule A-1 attached hereto.

(l)	Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as the delivery of an original. At the request of any party, the parties will confirm signatures executed by facsimile or other electronic transmission by signing a duplicate original document.

(m)	Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained or incorporated by reference into this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with its terms, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors. Section references to the Shareholders Agreement shall refer to the section numbering of the Shareholders Agreement prior to the May 1996 amendment thereto (for example, “Section 18” shall refer to the section that would have been numbered Section 18 prior to such amendment).

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

OSTEON HOLDINGS, L.P.

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

[Signature Page to Rollover and Voting Agreement]

SHAREHOLDERS

/s/ William Petty
William Petty, M.D.

/s/ Betty Petty
Betty Petty

/s/ David W. Petty
David W. Petty

PRIMA INVESTMENTS, LIMITED PARTNERSHIP

By:	/s/ William Petty
Name:	William Petty
Title:	President Prima Investments, Inc.
General Partner

[Signature Page to Rollover and Voting Agreement]

Schedule A-1

Shareholders

Name	Subject Shares	Subject Options	Address
William Petty, M.D.	102,400	297,217
Betty Petty	75,400	33,900
David W. Petty	65,622	104,150
Prima Investments, Limited Partnership	3,080,271

TOTAL	3,323,693	435,267

Schedule A-2

Rollover Investors

Name	Rollover Shares	Parent Interests
William Petty, M.D.	*See below.	^See below.
Betty Petty	*See below.	^See below.
David W. Petty	*See below.	^See below.
Prima Investments, Limited Partnership	*See below.	^See below.

TOTAL

*	To be a number of Shares equivalent in value to an amount confirmed by the Rollover Investor in writing prior to the mailing of the Proxy Statement (as defined in the Merger Agreement) between an aggregate amount of $50,000,000 and $140,000,000; provided that the aggregate rollover investments made by equityholders of the Company, which amount and allocations will be determined by the Rollover Investor, may not exceed $140,000,000.

^	To be a number of Parent Interests with a value equal to the value of the Rollover Shares (as specified in Section 8(f).

Schedule A-3

Shareholders’ Agreement Terms

Provision	Terms
Tag-Along Rights	The Rollover Investors will have customary tag-along rights with respect to transfers by the Fund to prospective third party purchasers.

Drag-Along Rights	The Fund will have customary rights to drag the Rollover Investors in transfers of the Fund’s equity interests in Parent to unaffiliated purchasers.

Pre-Emptive Rights	The Rollover Investors will have customary pro rata pre-emptive rights with respect to new equity issuances, subject to customary exceptions.

Amendments	Majority consent of the Rollover Investors will be required for any amendment to the Shareholders’ Agreement that has a material, adverse and disproportionate effect on the Rollover Investors relative to other Parent equityholders.

Registration Rights	The Fund will have customary demand registration rights. The Rollover Investors will have customary piggyback registration rights and will be subject to customary lock-up arrangements.

Transfer Restrictions	The Rollover Investors may not transfer their interests, other than pursuant to the tag-along or drag-along provisions, pursuant to customary estate planning provisions, or other customary permitted transfers.

Schedule A-4

Family Shareholders

William Petty, M.D.

David Petty

Betty Petty

Prima Investments, Limited Partnership